Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption “Experts” in Post-effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-122132) and related Prospectus of Great American Financial Resources, Inc. for the registration of its common stock and warrants and debt securities of AAG Holding Company, Inc., and to the incorporation by reference therein of our reports dated February 28, 2006, with respect to the consolidated financial statements and schedules of Great American Financial Resources, Inc., Great American Financial Resources, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Great American Financial Resources, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
March 27, 2006